FOR IMMEDIATE RELEASE
DATE: October 22, 2015

HERITAGE FINANCIAL ANNOUNCES THIRD QUARTER RESULTS
AND DECLARES REGULAR AND SPECIAL CASH DIVIDEND

•
Diluted earnings per common share were $0.32 for the quarter ended September 30, 2015 compared to $0.23 for the prior year quarter ended September 30, 2014 and $0.29 for the linked-quarter ended June 30, 2015.

•	Heritage declared a regular cash dividend of $0.11 per common share and a special cash dividend of $0.10 per common share.

•	Return on average assets was 1.06% and return on average tangible common equity was 11.23% for the quarter ended September 30, 2015.

•	Loans receivable, net of allowance for loan losses, increased $56.0 million, or 2.4% (9.7% on an annualized basis), to $2.38 billion at September 30, 2015 from $2.32 billion at June 30, 2015.

•	Total deposits increased $107.7 million, or 3.7% (14.6% annualized), to $3.05 billion at September 30, 2015 from $2.95 billion at June 30, 2015.

•	Shared-loss agreements with the FDIC were terminated during the quarter ended September 30, 2015 resulting in a pre-tax gain of $1.7 million.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (“Company” or “Heritage”) today reported that the Company had net income of $9.5 million for the quarter ended September 30, 2015 compared to net income of $7.1 million for the quarter ended September 30, 2014 and $8.7 million for the linked-quarter ended June 30, 2015. Net income for the quarter ended September 30, 2015 was $0.32 per diluted common share compared to $0.23 per diluted common share for the quarter ended September 30, 2014 and $0.29 per diluted common share for the linked-quarter ended June 30, 2015.

Net income for the nine months ended September 30, 2015 was $28.0 million, or $0.93 per diluted common share, compared to $13.8 million, or $0.57 per diluted common share, for the nine months ended September 30, 2014.

Brian L. Vance, President and CEO, commented, "We continue to be encouraged by the growth that is occurring as a result of our strategies and initiatives.  Our third quarter annualized loan growth was 9.7% and year-to-date our annualized loan growth was 9.1%.  In addition, in the third quarter total deposits grew 14.6% on an annualized basis and year-to-date annualized deposit growth was 6.8%.  We are achieving overall good balance sheet growth while increasing our loan to deposit ratio to 78.0% at September 30, 2015 from 76.7% at December 31, 2014."

"This growth is key to our solid profitability metrics. We have maintained a return on average assets in excess of 1% this year.  During the third quarter of 2015, our annualized return on average assets was 1.06% and was 1.07% year-to-date for 2015.  With the prospects of a continuing strong Puget Sound market, we are optimistic that we will be able to maintain our strong growth performance."

"In addition to growth, maintaining a strong credit culture continues to be a focus of the Company. This is illustrated by improving credit metrics such as nonperforming assets and net charge-offs. We also are continuing to adequately provide for our allowance for loan losses as evidenced by the increase from the prior quarter-end in the percentage of allowance for loan losses to total loans."

Balance Sheet

The Company’s total assets increased $115.1 million, or 3.3%, to $3.60 billion at September 30, 2015 from $3.48 billion at June 30, 2015.

During the quarter ended September 30, 2015, Heritage Bank ("Bank"), the wholly-owned bank subsidiary of the Company and the Federal Deposit Insurance Corporation ("FDIC") entered into an agreement terminating the shared-loss agreements for all three of the FDIC-assisted acquisitions (Cowlitz Bank, City Bank and North County Bank). The Bank paid consideration of $7.1 million to the FDIC for the termination of the agreements. The termination resulted in a pre-tax gain of $1.7 million (included in "other income" in the Condensed Consolidated Statements of Income) and the elimination of the FDIC indemnification asset and the FDIC clawback liability (included in “accrued expenses and other liabilities” in the Condensed Consolidated Statements of Financial Condition) which was recorded as of the termination date. The FDIC indemnification asset and FDIC clawback liability amounts were $388,000 and $9.3 million, respectively, as of June 30, 2015. The termination agreement also effectively eliminated the designation of "covered" assets, including covered loans and covered other real estate owned, on the Company's financial statements. All comparative periods have been reclassified to eliminate the "covered" designation, as applicable.

Loans receivable, net of allowance for loan losses, increased $56.0 million, or 2.4%, to $2.38 billion at September 30, 2015 from $2.32 billion at June 30, 2015 and increased $151.7 million, or 6.8%, from $2.22 billion at December 31, 2014. Loans receivable includes loans originated by Heritage Bank as well as other loans obtained in mergers and acquisitions.

Total deposits increased $107.7 million, or 3.7%, to $3.05 billion at September 30, 2015 from $2.95 billion at June 30, 2015. Non-maturity deposits as a percentage of total deposits increased to 85.7% at September 30, 2015 from 84.3% at June 30, 2015. The increase in this ratio was primarily due to a $52.8 million, or 6.3%, increase in NOW accounts to $893.0 million at September 30, 2015 from $840.3 million at June 30, 2015 and a $43.9 million, or 10.9%, increase in savings accounts to $447.5 million as of September 30, 2015 from $403.6 million as of June 30, 2015, offset partially by a $23.7 million, or 5.1%, decrease in certificates of deposit to $437.5 million as of September 30, 2015 from $461.2 million as of June 30, 2015.

Total stockholders’ equity increased $9.6 million, or 2.1%, to $468.7 million at September 30, 2015 from $459.1 million at June 30, 2015. This increase was primarily due to net income of $9.5 million and an increase in accumulated other comprehensive income of $2.8 million, partially offset by cash dividends in the amount of $3.3 million. The Company and Heritage Bank continue to maintain capital levels significantly in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The Company had common equity Tier 1 risk-based, Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios at September 30, 2015 of 12.6%, 10.5%, 13.3% and 14.3%, respectively, compared to 12.4%, 10.6%, 13.1% and 14.1%, respectively, at June 30, 2015.

Credit Quality

The allowance for loan losses increased $726,000 to $29.0 million at September 30, 2015 from $28.3 million at June 30, 2015 reflecting a provision for loan losses of $851,000 partially offset by $125,000 in net charge-offs recognized during the quarter ended September 30, 2015. Nonperforming loans to loans receivable, net decreased to 0.41% at September 30, 2015 from 0.45% at June 30, 2015. Nonaccrual loans decreased $603,000 to $9.9 million ($1.4 million guaranteed by government agencies) at September 30, 2015 from $10.5 million ($1.7 million guaranteed by government agencies) at June 30, 2015. The decrease was due primarily to $1.1 million of net principal reductions and $53,000 of charge-offs, offset partially by $658,000 of additions to nonaccrual loans.

The allowance for loan losses to nonperforming loans was 292.76% at September 30, 2015 compared to 269.06% at June 30, 2015. Potential problem loans were $113.3 million at September 30, 2015 compared to $120.9 million at June 30, 2015. The $7.6 million decrease was primarily due to net loan payments of $8.1 million, loans transferred to impaired status of $2.6 million, loan grade improvements of $1.5 million, offset partially by the addition of $5.1 million of loans graded as potential problem loans during the period.

The allowance for loan losses to loans receivable, net was 1.21% at September 30, 2015 compared to 1.20% at June 30, 2015. The Company believes that its allowance for loan losses is appropriate to provide for probable incurred credit losses based on an evaluation of known and inherent risks in the loan portfolio at September 30, 2015. Included in the carrying value of loans are net discounts on loans purchased in mergers and acquisitions which may reduce the need for an allowance for loan losses on these loans because they are carried at an amount below the unpaid principal balance. The remaining unaccreted net discounts on these purchased loans at September 30, 2015 were $21.6 million.

Nonperforming assets decreased $1.5 million to $12.0 million ($1.4 million guaranteed by government agencies), or 0.33% of total assets, at September 30, 2015, compared to $13.5 million ($1.7 million guaranteed by government agencies), or 0.39% of total assets, at June 30, 2015. Other real estate owned decreased $946,000 to $2.1 million at September 30, 2015 from $3.0 million at June 30, 2015. The decrease in other real estate owned was primarily due to the disposition of properties totaling $1.6 million during the quarter ended September 30, 2015, offset by additions of properties totaling $611,000.

Operating Results
Net interest income decreased $1.4 million, or 4.1%, to $31.9 million for the quarter ended September 30, 2015 compared to $33.3 million for the same period in 2014 and decreased $530,000, or 1.6%, from $32.5 million for the linked-quarter ended June 30, 2015. Net interest income increased $18.4 million, or 23.4%, to $97.1 million for the nine months ended September 30, 2015 from $78.6 million for the same period in the prior year. The decrease in net interest income for the current quarter compared to same period in 2014 and the linked-quarter was primarily due to a decrease in interest income on loans as a result of a decrease in incremental accretion income. The increase in net interest income for the nine months ended September 30, 2015 compared to the same period in 2014 was primarily due to Heritage's merger with Washington Banking Company ("Washington Banking Merger") which was completed on May 1, 2014.
Heritage’s net interest margin for the quarter ended September 30, 2015 decreased 32 basis points to 4.00% from 4.32% for the same period in 2014 and decreased 19 basis points from 4.19% in the linked-quarter ended June 30, 2015. The decrease in net interest margin from the prior periods is due to a combination of lower contractual loan note rates and lower incremental accretion income. The net interest margin for the nine months ended September 30, 2015 decreased 26 basis points to 4.17% from 4.43% for the same period in 2014 due to lower contractual loan note rates.
The following table presents the net interest margin and effect of the incremental accretion on purchased loans for the periods presented below:

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net interest margin, excluding incremental accretion on purchased loans (1)	3.76%	3.84%	3.83%	3.83%	4.01%
Impact on net interest margin from incremental accretion on purchased loans (1)	0.24%	0.35%	0.49%	0.34%	0.42%
Net interest margin	4.00%	4.19%	4.32%	4.17%	4.43%

(1)
The incremental accretion income represents the amount of income recorded on the purchased loans in excess of the contractual stated interest rate in the individual loan notes. This income results from the discount established at the time these loan portfolios were acquired and modified quarterly as a result of cash flow re-estimation.

The net interest margin, excluding incremental accretion on purchased loans, decreased to 3.76% for the quarter ended September 30, 2015 from 3.83% for the same period in 2014 and from 3.84% for the linked-quarter ended June 30, 2015. For the nine months ended September 30, 2015, the net interest margin, excluding incremental accretion on purchased loans, decreased to 3.83% from 4.01% for the same period in the prior year.
Yields on loans, excluding incremental accretion on purchased loans, decreased to 4.75% for the quarter ended September 30, 2015 from 5.07% for the same period in 2014 and from 4.88% for the linked-quarter ended June 30, 2015. For the nine months ended September 30, 2015, the yields on loans, excluding incremental accretion on purchased loans, decreased to 4.85% from 5.17% for the same period in the prior year.
The provision for loan losses was $851,000 for the quarter ended September 30, 2015 compared to $594,000 for the quarter ended September 30, 2014 and $1.2 million for the linked-quarter ended June 30, 2015.

As of the dates of the completion of each of the mergers and acquisitions, purchased loans were recorded at their estimated fair value, including our estimate of future expected cash flows until the ultimate resolution of these credits. As reflected in the table below, incremental accretion income from purchased loans was $1.9 million for the quarter ended September 30, 2015 compared to $3.8 million for the quarter ended September 30, 2014 and $2.7 million for the linked-quarter ended June 30, 2015.
For the quarter ended September 30, 2015, the Company recognized no change in the FDIC indemnification asset based on the termination of FDIC shared-loss agreements which occurred during the quarter and management's estimate that the change in the FDIC indemnification asset between July 1, 2015 and the termination date was not significant. The change in FDIC indemnification asset during prior periods was $(647,000) and $(304,000) for the quarters ended September 30, 2014 and June 30, 2015, respectively.

The following table illustrates the earnings impact associated with the Company’s acquired loan portfolios:

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(in thousands)
Incremental accretion income over stated note rate (1)	$1,937	$2,710	$3,800	7,972	$7,470
Change in FDIC indemnification asset	—	(304)	(647)	(497)	(575)
Other income (2)	1,747	—	—	1,747	—
Provision for loan losses	(151)	(389)	(194)	(972)	(843)
Pre-tax earnings impact	$3,533	$2,017	$2,959	$8,250	$6,052

(1)
The incremental accretion income represents the amount of income recorded on the purchased loans in excess of the contractual stated interest rate in the individual loan notes. This income results from the discount established at the time these loan portfolios were acquired and modified quarterly as a result of cash flow re-estimation.

(2)	Includes the gain on the FDIC shared-loss termination agreement.
Donald J. Hinson, Executive Vice President and Chief Financial Officer, commented, “We are very pleased to have reached agreement with the FDIC to terminate the shared-loss agreements during the third quarter. In addition to the gain recognized during the third quarter, we will no longer need to recognize the amortization of the FDIC indemnification asset or the expense associated with the FDIC clawback liability. Furthermore, efficiencies related to the management of the previously covered loans will be improved."

Noninterest income increased $4.1 million, or 74.1%, to $9.5 million for the quarter ended September 30, 2015 compared to $5.5 million for the same period in 2014 and increased $2.7 million, or 38.7%, from $6.9 million for the linked-quarter ended June 30, 2015. The increases were due primarily from the $1.7 million gain as a result of the termination of the FDIC shared-loss agreements and increases in the gain on sale of loans. For the nine months ended September 30, 2015, noninterest income increased $12.2 million, or 97.0%, to $24.8 million compared to $12.6 million for the nine months ended September 30, 2014 primarily due to the Washington Banking Merger, the gain from the termination of the FDIC shared-loss agreements and the gain on the sale of the merchant Visa portfolio which occurred in January 2015.

Noninterest expense was $27.3 million for the quarter ended September 30, 2015 compared to $28.4 million for the quarter ended September 30, 2014 and $26.1 million for the linked-quarter ended June 30, 2015. Noninterest expense increased $9.3 million to $79.4 million for the nine months ended September 30, 2015 compared to $70.1 million for the same period in the prior year. The increases from the prior year periods are primarily due to the Washington Banking Merger.

Income tax expense was $3.8 million for the quarter ended September 30, 2015 compared to $2.8 million for the comparable quarter in 2014 and $3.4 million for the linked-quarter ended June 30, 2015. Income tax expense was $11.2 million for the nine months ended September 30, 2015 compared to $5.6 million for the same period in the prior year. The increases in income tax expense from the prior year periods were primarily due to the increase in pre-tax income. The effective tax rate was 28.7% for the quarter ended September 30, 2015 compared to 27.8% for the linked-quarter ended June 30, 2015 and 28.1% for the comparable quarter in 2014.

Jeffrey J. Deuel, President & Chief Operating Officer of Heritage Bank, commented, “We began the year with specific strategic initiatives including the continuing integration of the Heritage Bank and Whidbey Island Bank and reducing noninterest expense, expanding our position in Seattle, and identifying opportunities to accelerate noninterest income. We remained focused on these initiatives throughout the year and it is gratifying to see the positive results from all three initiatives."

Dividend

On October 21, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.11 per common share and a special cash dividend of $0.10 per common share. The dividends are payable on November 18, 2015 to shareholders of record on November 4, 2015.

Earnings Conference Call

The Company will hold a telephone conference call to discuss this earnings release on October 22, 2015 at 11:00 a.m. Pacific time. To access the call, please dial (800) 230-1059 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through November 5, 2015, by dialing (800) 475-6701 -- access code 370446.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 67 banking offices in Washington and Oregon. Heritage Bank also does business under the Central Valley Bank name in the Yakima and Kittitas counties of Washington and under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact:
Brian L. Vance, President & Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President & Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. These measures include tangible common stockholders' equity, tangible book value per share and tangible common stockholders' equity to tangible assets. Tangible common stockholders' equity (tangible book value) excludes goodwill and other intangible assets. Tangible assets exclude goodwill and other intangible assets. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. Reconciliations of the GAAP and non-GAAP financial measures are presented below.

	September 30, 2015	June 30, 2015	December 31, 2014
	(in thousands)
Stockholders' equity	$468,696	$459,128	$454,506
Less: goodwill and other intangible assets	128,341	128,864	129,918
Tangible common stockholders' equity	$340,355	$330,264	$324,588

Total assets	$3,595,378	$3,480,324	$3,457,750
Less: goodwill and other intangible assets	128,341	128,864	129,918
Tangible assets	$3,467,037	$3,351,460	$3,327,832

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated, including: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets, which may lead to increased losses and non-performing assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to increase our allowance for loan losses; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; risks related to acquiring assets in or entering markets in which we have not previously operated and may not be familiar; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules as a result of Basel III; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations; further increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining the fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on our consolidated statements of financial condition; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our expansion strategy of pursuing acquisitions and denovo branching; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired including those from the Cowlitz Bank, Pierce Commercial Bank, Northwest Commercial Bank, Valley

Community Bancshares and Washington Banking Company transactions, or may in the future acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames, or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.
The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for future periods to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollar amounts in thousands; unaudited)

	September 30, 2015	June 30, 2015	December 31, 2014
Assets
Cash on hand and in banks	$58,930	$62,540	$74,028
Interest earning deposits	83,547	22,772	47,608
Cash and cash equivalents	142,477	85,312	121,636
Other interest earning deposits	5,244	5,110	10,126
Investment securities available for sale	703,093	699,122	742,846
Investment securities held to maturity	32,832	33,587	35,814
Loans held for sale	7,981	6,939	5,582
Loans receivable, net	2,404,044	2,347,302	2,251,077
Allowance for loan losses	(29,004)	(28,278)	(27,729)
Total loans receivable, net	2,375,040	2,319,024	2,223,348
FDIC indemnification asset	—	388	1,116
Other real estate owned	2,071	3,017	3,355
Premises and equipment, net	63,356	63,968	64,938
Federal Home Loan Bank stock, at cost	4,148	4,148	12,188
Bank owned life insurance	60,945	60,579	35,176
Accrued interest receivable	10,831	9,883	9,836
Prepaid expenses and other assets	59,019	60,383	61,871
Other intangible assets, net	9,312	9,835	10,889
Goodwill	119,029	119,029	119,029
Total assets	$3,595,378	$3,480,324	$3,457,750

Liabilities and Stockholders' Equity
Deposits	$3,054,198	$2,946,487	$2,906,331
Junior subordinated debentures	19,351	19,278	19,082
Securities sold under agreement to repurchase	22,829	20,589	32,181
Accrued expenses and other liabilities	30,304	34,842	45,650
Total liabilities	3,126,682	3,021,196	3,003,244

Common stock	358,927	358,365	364,741
Retained earnings	104,762	98,565	86,387
Accumulated other comprehensive income, net	5,007	2,198	3,378
Total stockholders' equity	468,696	459,128	454,506
Total liabilities and stockholders' equity	$3,595,378	$3,480,324	$3,457,750

Common stock, shares outstanding	29,967,555	29,954,936	30,259,838

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Interest income:
Interest and fees on loans	$30,179	$30,554	$31,841	$91,213	$75,738
Taxable interest on investment securities	2,187	2,328	2,212	7,199	4,663
Nontaxable interest on investment securities	1,056	1,048	855	3,137	1,928
Interest and dividends on other interest earning assets	62	60	123	173	338
Total interest income	33,484	33,990	35,031	101,722	82,667
Interest expense:
Deposits	1,335	1,309	1,534	3,961	3,685
Junior subordinated debentures	195	193	171	627	285
Other borrowings	14	18	19	50	52
Total interest expense	1,544	1,520	1,724	4,638	4,022
Net interest income	31,940	32,470	33,307	97,084	78,645
Provision for loan losses	851	1,189	594	3,247	1,743
Net interest income after provision for loan losses	31,089	31,281	32,713	93,837	76,902
Noninterest income:
Bargain purchase gain on bank acquisition	—	—	—	—	399
Service charges and other fees	3,593	3,687	3,524	10,575	7,700
Merchant Visa income, net	66	194	278	458	839
Change in FDIC indemnification asset	—	(304)	(647)	(497)	(575)
Gain on sale of investment securities, net	393	425	(13)	1,362	254
Gain on sale of loans, net	1,411	1,282	742	3,828	975
Other income	4,081	1,597	1,599	9,043	3,377
Total noninterest income	9,544	6,881	5,483	24,769	12,570
Noninterest expense:
Compensation and employee benefits	14,918	13,842	15,579	42,984	36,369
Occupancy and equipment	3,970	3,850	3,978	11,511	9,412
Data processing	2,398	1,925	1,978	5,950	6,977
Marketing	899	1,063	841	2,595	1,843
Professional services	894	904	1,113	2,602	5,173
State and local taxes	619	569	576	1,808	1,378
Impairment loss on investment securities, net	—	—	—	—	45
Federal deposit insurance premium	499	523	403	1,537	1,115
Other real estate owned, net	(5)	200	650	854	915
Amortization of intangible assets	523	527	603	1,577	1,248
Other expense	2,607	2,676	2,642	8,021	5,661
Total noninterest expense	27,322	26,079	28,363	79,439	70,136
Income before income taxes	13,311	12,083	9,833	39,167	19,336
Income tax expense	3,819	3,358	2,765	11,171	5,577
Net income	$9,492	$8,725	$7,068	$27,996	$13,759

Basic earnings per common share	$0.32	$0.29	$0.23	$0.93	$0.57
Diluted earnings per common share	$0.32	$0.29	$0.23	$0.93	$0.57

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Dividends declared per common share	$0.11	$0.11	$0.09	$0.32	$0.25

Average number of basic common shares outstanding	29,696,729	29,764,437	30,063,425	29,817,058	23,886,877
Average number of diluted common shares outstanding	29,719,124	29,785,444	30,100,096	29,839,776	23,937,416

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS
(Dollar amounts in thousands, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Performance Ratios:
Efficiency ratio	65.86%	66.27%	73.12%	65.19%	76.89%
Noninterest expense to average assets, annualized	3.09%	3.01%	3.27%	3.04%	3.55%
Return on average assets, annualized	1.06%	1.01%	0.82%	1.07%	0.70%
Return on average equity, annualized	8.12%	7.57%	6.20%	8.10%	5.29%
Return on average tangible common equity, annualized	11.23%	10.50%	8.70%	11.23%	7.04%
Net charge-offs on loans to average loans, annualized	0.02%	0.13%	0.13%	0.11%	0.17%

	As of Period End
	September 30, 2015	June 30, 2015	December 31, 2014
Financial Measures:
Book value per common share	$15.64	$15.33	$15.02
Tangible book value per common share	$11.36	$11.03	$10.73
Stockholders' equity to total assets	13.0%	13.2%	13.1%
Tangible common equity to tangible assets	9.8%	9.9%	9.8%
Common equity Tier 1 capital to risk-weighted assets	12.6%	12.4%	N/A
Tier 1 leverage capital to average quarterly assets	10.5%	10.6%	10.2%
Tier 1 capital to risk-weighted assets	13.3%	13.1%	13.9%
Total capital to risk-weighted assets	14.3%	14.1%	15.1%
Net loans to deposits ratio	78.0%	78.9%	76.7%
Deposits per branch	$45,585	$44,644	$44,035

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Allowance for Loan Losses:
Balance, beginning of period	$28,278	$27,816	$28,483	$27,729	$28,824
Provision for loan losses	851	1,189	594	3,247	1,743
Net (charge-offs) recoveries:
Commercial business	(11)	(475)	(466)	(1,133)	(1,447)
One-to-four family residential	12	—	—	13	—
Real estate construction	—	100	—	(6)	(302)
Consumer	(126)	(352)	(269)	(846)	(476)
Total net charge-offs	(125)	(727)	(735)	(1,972)	(2,225)
Balance, end of period	$29,004	$28,278	$28,342	$29,004	$28,342

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Other Real Estate Owned:
Balance, beginning of period	$3,017	$4,094	$8,106	$3,355	$4,559
Additions	611	85	459	2,424	677
Additions from acquisitions	—	—	—	—	7,121
Proceeds from dispositions	(1,560)	(1,050)	(1,315)	(3,199)	(5,173)
Gain (loss) on sales, net	3	(27)	(378)	(94)	(312)
Valuation adjustments	—	(85)	—	(415)	—
Balance, end of period	$2,071	$3,017	$6,872	$2,071	$6,872

	As of Period End
	September 30, 2015	June 30, 2015	December 31, 2014
Nonperforming Assets:
Nonaccrual loans by type:
Commercial business	$7,193	$7,798	$8,596
One-to-four family residential	40	—	—
Real estate construction and land development	2,612	2,661	2,831
Consumer	62	51	145
Total nonaccrual loans(1)(2)	9,907	10,510	11,572
Other real estate owned	2,071	3,017	3,355
Nonperforming assets	$11,978	$13,527	$14,927

Restructured performing loans(3)	$32,460	$29,186	$29,053
Accruing loans past due 90 days or more	—	—	—
Potential problem loans(4)	113,271	120,871	162,930
Allowance for loan losses to:
Loans receivable, net	1.21%	1.20%	1.23%
Nonperforming loans	292.76%	269.06%	239.62%
Nonperforming loans to loans receivable, net	0.41%	0.45%	0.51%
Nonperforming assets to total assets	0.33%	0.39%	0.43%

(1)	At September 30, 2015, June 30, 2015 and December 31, 2014, $6.6 million, $7.0 million and 7.3 million of nonaccrual loans were considered troubled debt restructured loans, respectively.

(2)	At September 30, 2015, June 30, 2015 and December 31, 2014, $1.4 million, $1.7 million and 1.6 million of nonaccrual loans were guaranteed by government agencies, respectively.

(3)	At September 30, 2015, June 30, 2015 and December 31, 2014, $452,000, $456,000 and $751,000 of performing restructured loans were guaranteed by government agencies, respectively.

(4)
Potential problem loans are those loans that are currently accruing interest and are not considered impaired, but which are being monitored because the financial information of the borrower causes the Company concern as to their ability to comply with their loan repayment terms. At September 30, 2015, June 30, 2015 and December 31, 2014, $920,000, $501,000 and $2.0 million of potential problem loans were guaranteed by government agencies, respectively.

	September 30, 2015		June 30, 2015		December 31, 2014
	Balance	% of Total	Balance	% of Total	Balance	% of Total
Loan Composition
Commercial business:
Commercial and industrial	$618,390	25.7%	$568,825	24.2%	$570,453	25.3%
Owner-occupied commercial real estate	603,372	25.1	609,242	26.0%	594,986	26.4%
Non-owner occupied commercial real estate	703,771	29.3	706,636	30.1%	643,636	28.6%
Total commercial business	1,925,533	80.1	1,884,703	80.3	1,809,075	80.3
One-to-four family residential	70,577	2.9	72,163	3.1	69,530	3.1
Real estate construction and land development:
One-to-four family residential	49,745	2.1	43,655	1.8	49,195	2.2
Five or more family residential and commercial properties	73,328	3.1	68,343	2.9	64,920	2.9
Total real estate construction and land development	123,073	5.2	111,998	4.7	114,115	5.1
Consumer	284,541	11.8	278,374	11.9	259,294	11.5
Gross loans receivable	2,403,724	100.0	2,347,238	100.0	2,252,014	100
Deferred loan costs (fees), net	320	—	64	—	(937)	—
Loans receivable, net	$2,404,044	100.0%	$2,347,302	100.0%	$2,251,077	100.0%

	September 30, 2015		June 30, 2015		December 31, 2014
	Balance	% of Total	Balance	% of Total	Balance	% of Total
Deposit Composition
Noninterest bearing demand deposits	$762,240	25.0%	$728,260	24.7%	$709,673	24.4%
NOW accounts	893,031	29.2	840,251	28.5	793,362	27.3
Money market accounts	513,859	16.8	513,117	17.4	520,065	17.9
Savings accounts	447,529	14.7	403,648	13.7	357,834	12.3
Total non-maturity deposits	2,616,659	85.7	2,485,276	84.3	2,380,934	81.9
Certificates of deposit	437,539	14.3	461,211	15.7	525,397	18.1
Total deposits	$3,054,198	100.0%	$2,946,487	100.0%	$2,906,331	100.0%

	Three Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Paid	Average Yield/ Rate
	(Dollars in thousands; yields annualized)
Interest Earning Assets:
Total loans receivable, net	$2,356,090	$30,179	5.08%	$2,194,460	$31,841	5.76%
Taxable securities	525,013	2,187	1.65	517,802	2,212	1.69
Nontaxable securities	201,233	1,056	2.08	176,827	855	1.92
Other interest earning assets	81,909	62	0.30	170,707	123	0.29
Total interest earning assets	3,164,245	$33,484	4.20%	3,059,796	$35,031	4.54%
Noninterest earning assets	385,065			377,001
Total assets	$3,549,310			$3,436,797
Interest Bearing Liabilities:
Certificates of deposit	$447,425	$586	0.52%	$604,708	$896	0.59%
Savings accounts	424,620	118	0.11	349,685	59	0.07
Interest bearing demand and money market accounts	1,383,212	631	0.18	1,259,704	579	0.18
Total interest bearing deposits	2,255,257	1,335	0.23	2,214,097	1,534	0.27
Junior subordinated debentures	19,314	195	4.01	18,985	171	3.57
Securities sold under agreement to repurchase	21,197	14	0.26	28,565	19	0.26
Total interest bearing liabilities	2,295,768	$1,544	0.27%	2,261,647	$1,724	0.30%
Demand and other noninterest bearing deposits	760,004			688,140
Other noninterest bearing liabilities	29,715			34,571
Stockholders’ equity	463,823			452,439
Total liabilities and stockholders’ equity	$3,549,310			$3,436,797
Net interest income		$31,940			$33,307
Net interest spread			3.93%			4.24%
Net interest margin			4.00%			4.32%

	Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Paid	Average Yield/ Rate
	(Dollars in thousands; yields annualized)
Interest Earning Assets:
Total loans receivable, net	$2,295,881	$91,213	5.31%	$1,763,081	$75,738	5.74%
Taxable securities	548,282	7,199	1.76	329,183	4,663	1.89
Nontaxable securities	201,796	3,137	2.08	129,422	1,928	1.99
Other interest earning assets	69,493	173	0.33	150,429	338	0.30
Total interest earning assets	3,115,452	$101,722	4.37%	2,372,115	$82,667	4.66%
Noninterest earning assets	374,938			268,794
Total assets	$3,490,390			$2,640,909
Interest Bearing Liabilities:
Certificates of deposit	$475,826	$1,844	0.52%	$476,444	$2,225	0.62%
Savings accounts	391,273	316	0.11	256,599	151	0.08
Interest bearing demand and money market accounts	1,358,521	1,801	0.18	966,227	1,309	0.18
Total interest bearing deposits	2,225,620	3,961	0.24	1,699,270	3,685	0.29
Junior subordinated debentures	19,233	627	4.36	10,629	285	3.58
Securities sold under agreement to repurchase	23,222	45	0.26	26,878	52	0.26
FHLB advances and other borrowings	2,267	6	0.33	147	—	—
Total interest bearing liabilities	2,270,342	4,639	0.27%	1,736,924	4,022	0.31%
Demand and other noninterest bearing deposits	722,665			529,677
Other noninterest bearing liabilities	34,993			26,507
Stockholders’ equity	462,390			347,801
Total liabilities and stockholders’ equity	$3,490,390			$2,640,909
Net interest income		$97,083			$78,645
Net interest spread			4.10%			4.35%
Net interest margin			4.17%			4.43%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS
(Dollar amounts in thousands, except per share amounts; unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Earnings:
Net interest income	$31,940	$32,470	$32,674	$36,780	$33,307
Provision for loan losses	851	1,189	1,208	2,851	594
Noninterest income	9,544	6,881	8,345	3,897	5,483
Noninterest expense	27,322	26,079	26,038	29,243	28,363
Net income	9,492	8,725	9,779	7,255	7,068
Basic earnings per common share	$0.32	$0.29	$0.32	$0.24	$0.23
Diluted earnings per common share	$0.32	$0.29	$0.32	$0.24	$0.23
Average Balances:
Total loans receivable, net	$2,356,090	$2,290,608	$2,239,662	$2,194,003	$2,194,460
Investment securities	726,246	754,386	770,086	736,853	694,629
Total interest earning assets	3,164,245	3,105,291	3,075,848	3,080,330	3,059,796
Total assets	3,549,310	3,480,689	3,439,968	3,455,735	3,436,797
Total interest bearing deposits	2,255,257	2,224,230	2,196,731	2,202,752	2,214,097
Demand and other noninterest bearing deposits	760,004	710,992	696,299	708,268	688,140
Stockholders' equity	463,823	462,503	460,812	455,342	452,439
Financial Ratios:
Return on average assets, annualized	1.06%	1.01%	1.15%	0.83%	0.82%
Return on average equity, annualized	8.12%	7.57%	8.61%	6.32%	6.20%
Return on average tangible common equity, annualized	11.23%	10.50%	11.98%	8.85%	8.70%
Efficiency ratio	65.86%	66.27%	63.48%	71.89%	73.12%
Noninterest expense to average total assets, annualized	3.09%	3.01%	3.07%	3.36%	3.27%
Net interest margin	4.00%	4.19%	4.31%	4.74%	4.32%
Average assets per full-time equivalent employee	$4,634	$4,552	$4,505	$4,421	$4,384

	As of Period End
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Balance Sheet:
Total assets	$3,595,378	$3,480,324	$3,459,349	$3,457,750	$3,451,320
Total loans receivable, net	2,375,040	2,319,024	2,260,498	2,223,348	2,174,541
Investment securities	735,925	732,709	782,724	778,660	720,864
Deposits	3,054,198	2,946,487	2,912,458	2,906,331	2,903,069
Noninterest bearing demand deposits	762,240	728,260	698,231	709,673	694,370
Stockholders' equity	468,696	459,128	462,526	454,506	451,651
Financial Measures:
Book value per common share	$15.64	$15.33	$15.30	$15.02	$14.93
Tangible book value per common share	$11.36	$11.03	$11.02	$10.73	$10.62
Tangible common equity to tangible assets	9.8%	9.9%	10.0%	9.8%	9.7%
Net loans to deposits	78.0%	78.9%	77.9%	76.7%	75.1%
Deposits per branch	$45,585	$44,644	$44,128	$44,035	$43,329
Credit Quality Metrics:
Allowance for loan losses to:
Loans receivable, net	1.21%	1.20%	1.22%	1.23%	1.29%
Nonperforming loans	292.76%	269.06%	245.38%	239.62%	232.54%
Nonperforming loans to loans receivable, net	0.41%	0.45%	0.50%	0.51%	0.55%
Nonperforming assets to total assets	0.33%	0.39%	0.45%	0.43%	0.55%
Other Metrics:
Branches	67	66	66	66	67